Exhibit 99.1


                           COBBLESTONE HOLDINGS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AND SCHEDULES


                                                                                                                          Page
                                                                                                                         ------
  Report of Ernst & Young LLP, Independent Auditors  .....................................................................  __
  Consolidated Balance Sheets--at September 30, 1997 and 1996  ...........................................................  __
  Consolidated Statements of Operations--for the years ended September 30, 1997, 1996 and 1995  ..........................  __
  Consolidated Statements of Stockholders' Equity (Net Capital Deficiency)--at September 30, 1997, 1996
     and 1995 ............................................................................................................  __
  Consolidated Statements of Cash Flows--for the years ended September 30, 1997, 1996 and 1995  ..........................  __
  Notes to Consolidated Financial Statements--September 30, 1997  ........................................................  __


FINANCIAL STATEMENT SCHEDULE
- ----------------------------
 Schedule I --Condensed Financial Information of Registrant  .............................................................. __
 Schedule II--Valuation and Qualifying Accounts  .......................................................................... __

  All other Schedules for which provision is made in the applicable accepting regulation of the Securities and Exchange Commission are omitted because such schedules are not required under the related instructions, are inapplicable, or the required information is given in the financial statements.


             [The remainder of this page intentionally left blank]

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Cobblestone Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Cobblestone Holdings, Inc. as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1997. Our audits also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cobblestone Holdings, Inc. at September 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                    /s/ ERNST & YOUNG LLP

San Diego, California
December 1, 1997

                          COBBLESTONE HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                                                                  SEPTEMBER 30,
                                                                                          -----------------------------
                                                                                              1997            1996
                                                                                          -------------   -------------
ASSETS
Current assets:
 Cash and cash equivalents  ...........................................................   $  3,519,133    $  6,578,946
 Accounts receivable, net of allowance for doubtful accounts of $333,000 and
  $175,000 at September 30, 1997 and 1996, respectively  ..............................      3,067,347       2,868,190
 Current portion of notes receivable, net  ............................................      2,108,796       1,729,875
 Inventory ............................................................................      2,450,328       2,202,481
 Prepaid expenses and other current assets  ...........................................      1,238,616       1,170,884
                                                                                          ------------    ------------
    Total current assets  .............................................................     12,384,220      14,550,376
Property, equipment and leasehold interests, net  .....................................    156,228,507     139,541,003
Notes receivable, net  ................................................................      3,964,691       3,889,857
Intangible assets, net of accumulated amortization of $1,489,000 and $1,202,000 at
 September 30, 1997 and 1996, respectively  ...........................................      3,611,199       3,898,185
Other assets, net  ....................................................................      6,081,103       6,618,684
                                                                                          ------------    ------------
                                                                                          $182,269,720    $168,498,105
                                                                                          ============    ============
LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
 Accounts payable  ....................................................................   $  3,502,231    $  4,101,736
 Accrued payroll and related expenses  ................................................      2,522,130       2,091,719
 Accrued interest expense  ............................................................      2,830,562       2,683,332
 Accrued property taxes  ..............................................................      1,576,078       1,364,891
 Deferred revenue  ....................................................................      1,666,970       1,460,028
 Current portion of long-term debt and capital lease obligations  .....................      1,171,123         738,981
 Current portion of deferred purchase price  ..........................................        205,353         387,792
 Income taxes payable  ................................................................         49,000          94,431
 Other current liabilities  ...........................................................        529,823       1,394,352
                                                                                          ------------    ------------
    Total current liabilities  ........................................................     14,053,270      14,317,262
Long-term debt and capital lease obligations  .........................................    128,162,096     108,494,952
Note payable to stockholder/officer  ..................................................        232,467         224,787
Deferred purchase price  ..............................................................        537,797         730,941
Long-term deferred revenue  ...........................................................      2,128,480       2,423,707
Deferred income taxes  ................................................................      4,184,000       4,184,000
Minority interest  ....................................................................        336,543         380,985
Commitments
Redeemable preferred stock, $.01 par value
 Authorized shares--10,000,000
 Issued and outstanding shares--5,220,376 at September 30, 1997 and 1996
 Liquidation preference of $43,075,700  ...............................................     42,241,169      42,241,169
Net capital deficiency:
 Common stock, $.01 par value:
  Authorized shares--5,000,000
 Issued and outstanding shares--1,722,449 at September 30, 1997 and 1996  .............         17,224          17,224
 Paid-in capital  .....................................................................      5,388,983       5,388,983
 Accumulated deficit  .................................................................    (15,012,309)     (9,905,905)
                                                                                          ------------    ------------
Net capital deficiency  ...............................................................     (9,606,102)     (4,499,698)
                                                                                          ------------    ------------
                                                                                          $182,269,720    $168,498,105
                                                                                          ============    ============

                            See accompanying notes.

                           COBBLESTONE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    YEAR ENDED SEPTEMBER 30,
                                                                       ---------------------------------------------------
                                                                            1997              1996              1995
                                                                       ---------------   ---------------   ---------------
Operating revenues:
  Golf revenues  ...................................................     $ 59,345,382      $ 45,155,674       $38,043,441
  Food and beverage revenues  ......................................       13,083,253         9,664,103         7,034,407
  Pro shop sales  ..................................................        6,168,729         4,768,310         3,311,062
  Other  ...........................................................        3,343,445         2,534,833         1,473,869
                                                                         ------------      ------------       -----------
     Total operating revenues  .....................................       81,940,809        62,122,920        49,862,779
Operating expenses:
  Golf course operations  ..........................................       49,928,332        36,925,453        29,591,886
  Cost of food and beverage  .......................................        4,308,308         3,219,126         2,613,295
  Cost of pro shop sales  ..........................................        4,550,672         3,253,771         2,221,330
  General and administrative  ......................................        4,028,725         3,449,686         2,517,423
  Depreciation and amortization  ...................................        8,909,134         7,534,068         6,144,430
                                                                         ------------      ------------       -----------
     Total operating expenses  .....................................       71,725,171        54,382,104        43,088,364
                                                                         ------------      ------------       -----------
Income from operations  ............................................       10,215,638         7,740,816         6,774,415
Interest expense, net  .............................................      (15,273,042)      (11,691,072)       (8,019,072)
Gain on insurance settlement  ......................................               --           738,456           746,845
                                                                         ------------      ------------       -----------
Loss before income taxes and extraordinary item  ...................       (5,057,404)       (3,211,800)         (497,812)
Provision for income taxes  ........................................           49,000           209,000           208,000
                                                                         ------------      ------------       -----------
Loss before extraordinary item  ....................................       (5,106,404)       (3,420,800)         (705,812)
Extraordinary item  ................................................               --        (3,520,402)               --
                                                                         ------------      ------------       -----------
Net loss  ..........................................................     $ (5,106,404)     $ (6,941,202)      $  (705,812)
                                                                         ============      ============       ===========


                            See accompanying notes.

                           COBBLESTONE HOLDINGS, INC.

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)




                                                                                                          TOTAL
                                                                                                       STOCKHOLDERS'
                                             COMMON STOCK                                                 EQUITY
                                        ------------------------      PAID-IN         ACCUMULATED      (NET CAPITAL
                                          SHARES        AMOUNT        CAPITAL           DEFICIT         DEFICIENCY)
                                        -----------   ----------   --------------   ---------------   ---------------
Balance at October 1, 1994  ............  1,324,517      $13,245       $   95,845     $ (2,258,891)      $(2,149,801)
 Issuance of common stock for cash  ....    311,932        3,119        3,981,200               --         3,984,319
 Net loss  .............................         --           --               --         (705,812)         (705,812)
                                          ---------      -------       ----------     ------------       -----------
Balance at September 30, 1995  .........  1,636,449       16,364        4,077,045       (2,964,703)        1,128,706
 Issuance of common stock for cash  ....     86,000          860        1,311,938               --         1,312,798
 Net loss  .............................         --           --               --       (6,941,202)       (6,941,202)
                                          ---------      -------       ----------     ------------       -----------
Balance at September 30, 1996  .........  1,722,449       17,224        5,388,983       (9,905,905)       (4,499,698)
 Net loss  .............................         --           --               --       (5,106,404)       (5,106,404)
                                          ---------      -------       ----------     ------------       -----------
Balance at September 30, 1997  .........  1,722,449      $17,224       $5,388,983     $(15,012,309)      $(9,606,102)
                                          =========      =======       ==========     ============       ===========

                            See accompanying notes.

                           COBBLESTONE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                 YEAR ENDED SEPTEMBER 30,
                                                                                       ---------------------------------------------

                                                                                           1997            1996            1995
                                                                                       -------------   -------------   -------------

OPERATING ACTIVITIES
Net loss..........................................................................     $ (5,106,404)   $ (6,941,202)   $   (705,812)

Adjustments to reconcile net loss to net cash provided by
 operating activities:
 Depreciation and amortization....................................................        9,680,763       8,619,316       6,728,092
 Interest expense on zero-coupon notes............................................        4,415,256       1,362,396              --
 Gain on insurance settlement.....................................................               --        (738,456)       (746,845)
 Loss on disposal of assets.......................................................               --              --         322,834
 Loss on early extinguishment of debt.............................................               --       3,520,402              --
 Provision for doubtful accounts..................................................         (506,476)       (613,067)      2,125,458
 Changes in assets and liabilities:
  Notes and accounts receivable...................................................          331,540      (1,154,418)     (7,321,947)
  Inventory.......................................................................         (123,328)       (735,027)       (229,801)
  Prepaid expenses and other assets...............................................         (225,465)       (314,864)        (57,476)
  Accounts payable, accrued liabilities and deferred
   revenue........................................................................       (1,576,254)      4,270,790       2,179,909
                                                                                       ------------    ------------    ------------
Net cash provided by operating activities.........................................        6,889,632       7,275,870       2,294,412

INVESTING ACTIVITIES
Acquisitions......................................................................      (14,994,039)     (6,437,796)    (41,245,470)
Additions to property, equipment and leasehold interests..........................       (8,314,601)     (8,179,620)    (17,716,295)
Insurance proceeds................................................................               --       1,189,692       1,941,917
                                                                                       ------------    ------------    ------------
Net cash used in investing activities.............................................      (23,308,640)    (13,427,724)    (57,019,848)

FINANCING ACTIVITIES
Proceeds from long-term debt......................................................       20,726,000     107,262,650      37,560,573
Debt issuance costs and other debt-related costs..................................               --      (6,194,100)     (2,118,618)
Principal payments on long-term debt and capital leases...........................       (6,991,222)    (90,039,889)     (1,219,252)
Payments on deferred purchase price...............................................         (375,583)       (431,267)             --
Proceeds from sale and leaseback..................................................               --              --       7,410,527
Proceeds from issuance of redeemable preferred stock..............................               --              --       8,629,824
Proceeds from issuance of common stock............................................               --       1,312,798       3,984,319
                                                                                       ------------    ------------    ------------
Net cash provided by financing activities.........................................        13,359,195     11,910,192      54,247,373
                                                                                       ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents..............................        (3,059,813)     5,758,338        (478,063)
Cash and cash equivalents at beginning of year....................................         6,578,946        820,608       1,298,671
                                                                                        ------------   ------------    ------------
Cash and cash equivalents at end of year..........................................     $   3,519,133   $  6,578,946    $    820,608
                                                                                       =============   ============    ============

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
 Interest.........................................................................     $   9,915,994   $  7,583,613     $ 6,464,811
                                                                                       =============   ============     ===========
 Income taxes.....................................................................     $     179,990   $  1,235,810     $    48,417
                                                                                       =============   ============     ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital leases entered into.......................................................     $   1,928,108   $  4,192,424     $ 2,395,859
                                                                                       =============   ============     ===========

        See accompanying notes

                           COBBLESTONE HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  Cobblestone Holdings, Inc. (the "Company"), a Delaware corporation, was incorporated on January 18, 1994. The Company, through its wholly-owned subsidiary, Cobblestone Golf Group, Inc. (CGGI), owns and operates golf courses in the United States, with a current portfolio of 24 golf properties including private country clubs, semi-private clubs and public (or daily fee) courses. The Company's courses are concentrated in clusters near metropolitan areas primarily in the Sunbelt states (including Arizona, California, Georgia, Florida, Texas and Virginia) which have large golfing populations and attractive climates.

  The Company's business consists primarily of operating golf courses and related facilities, with revenue generated from membership fees and dues at private country clubs, greens fees, food and beverage services, golf cart rentals, retail merchandise sales, driving range fees and lodging fees. The Company owns eighteen courses, leases four courses (subject to long-term leases in excess of twenty years, including extension options), leases one driving range and pro shop facility and manages one additional course. The Company's portfolio includes ten private country clubs, nine public facilities and five semi-private facilities.


 Principles of Consolidation

  The Company has acquired certain golf facilities through its wholly-owned and majority-owned subsidiaries. The consolidated financial statements include the accounts of the Company and such subsidiaries. Intercompany balances and transactions have been eliminated.


 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash and time deposits with original maturities of less than 90 days.


 Concentration of Credit Risk

  Management places the Company's cash investments with what they consider to be high credit-quality financial institutions and routinely assesses the financial strength of these institutions. Management believes no significant concentration of credit risk exists with respect to these cash investments.

                           COBBLESTONE HOLDINGS, INC.

  Concentration of credit risk with respect to accounts receivable is limited due to the geographic dispersion of golf courses and the large number of golf course members and others from whom the receivables are to be collected.

 Inventories

  Inventories are carried at lower of cost (first-in, first-out) or market.

 Property, Equipment and Leasehold Interests

  Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets which are generally as follows:

     Depreciable land improvements  ......      20 years
     Buildings and improvements  .........      30 years
     Equipment, furniture and fixtures.... 3 to 10 years

  Leasehold improvements, equipment recorded under capital leases and property and equipment related to leased facilities are depreciated and amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets. Costs associated with the acquisition of leasehold interests in golf facilities have been capitalized and are amortized over the remaining life of the related lease (4 to 35 years).

  Golf course facility construction in progress is carried at cost. All costs associated with, or allocable to golf course facility construction in progress are capitalized until construction is completed.


 Intangible Assets

  Costs in excess of net assets of businesses acquired are amortized over 20 years which is consistent with the depreciation of land improvements. Other intangible assets are amortized over their estimated useful lives (5 to 14 years).

 Debt Issuance Cost

  Costs associated with the issuance of long-term debt are capitalized and amortized over the term of the related debt using the interest method. Such costs and related accumulated amortization included in other assets totaled $6,627,881 and $1,069,071, respectively, at September 30, 1997 and $6,627,881 and $300,971, respectively, at September 30, 1996.

                           COBBLESTONE HOLDINGS, INC.

 Fair Value of Financial Instruments

  To meet the reporting requirements of Statement of Financial Accounting Standards ("SFAS") No. 107, Disclosures about Fair Value of Financial Instruments, the Company calculates the fair value of financial instruments and includes this additional information in the notes to financial statements when the fair value is different than the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made. The Company uses quoted market prices and management's estimates to calculate these fair values.


 Revenue and Deferred Revenue

  Operating revenue is recognized when received except for dues and fees paid in advance which are recognized over the period which the dues and fees allow the members access to the facilities. The Company recognizes revenue on initiation fees for the amount of the deposit and the amount of the note receivable, less the provision for doubtful accounts and imputed interest, at the time the membership is sold.

  Long-term deferred revenue relates to the Company's obligation to provide memberships to residential developers of properties adjacent to the golf facility and is recognized when individual homeowners apply for membership.

  Seasonal weather conditions as well as the timing of new course purchases or leases may cause the Company's results of operations to vary from quarter to quarter. The second half (April through September) of the Company's fiscal year tends to account for a greater portion of the Company's operating revenue and operating income than does the first half.

 Reliance on Estimates

     The financial statements have been prepared in accordance with generally accepted accounting principles and have required management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


 Impairment of Long-Lived Assets

  Effective October 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The adoption of SFAS 121 did not have a material effect on the Company's financial position or results of operations.

                           COBBLESTONE HOLDINGS, INC.

 Stock-Based Compensation

  Effective October 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock Based Compensation ("SFAS 123"). SFAS 123 allows companies to either account for stock-based compensation under the new provisions of SFAS 123 or under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has continued accounting for its stock-based compensation in accordance with the provisions of APB 25.


2. ACQUISITIONS

  Since inception, the Company has acquired the property and equipment or leasehold interest in twenty-three golf course facilities in transactions that have been recorded under the purchase method of accounting. Accordingly, the acquired facilities have been reported in the consolidated financial statements of the Company since the date of the respective acquisitions.

  The 1997 acquisitions include: Eastlake Woodlands Country Club acquired in February 1997, and The Champions Club of Gwinnett acquired in April 1997.

  The 1996 acquisitions include: Eagle Crest Golf Club acquired in June, 1996, and Sweetwater Country Club acquired in July 1996. In addition, the Company entered into a management agreement for the Red Hawk Golf Club in October 1996.

  The 1995 acquisitions include: The Ranch Country Club and Stonebridge Country Club acquired in December 1994, Red Mountain Ranch Country Club acquired in January 1995, and The Hills of Lakeway, Live Oak Golf Course, Yaupon Golf Course and Brandermill Country Club acquired in March 1995.

  In conjunction with the purchase of The Hills of Lakeway, the Company is required to pay a deferred purchase price equal to the greater of $4,150 per membership or 25% of Initiation Fees, as defined, collected for the first three hundred memberships sold. The outstanding balance of the deferred purchase price of $743,150 is scheduled to be paid in monthly installments through fiscal 2001.

  A summary of the aggregate acquisition costs and allocation of the purchase price to the assets and liabilities assumed is as follows:

                                                   YEAR ENDED SEPTEMBER 30,
                                           -----------------------------------------
                                               1997          1996           1995
                                           ------------   -----------   ------------
Total acquisition costs:
  Cash paid and acquisition related
   costs.................................   $14,994,039    $6,437,796    $41,245,470
  Long-term debt and assumption of              758,511       342,755      7,379,667
   liabilities...........................   -----------    ----------    -----------
                                            $15,752,550    $6,780,551    $48,625,137
                                            ===========    ==========    ===========
Allocated to assets as follows:
  Current assets  .......................   $   675,280    $   29,182    $   775,622
  Property, equipment and leasehold
   interests  ...........................    15,077,270     6,751,369     47,849,515
                                            -----------    ----------    -----------
                                            $15,752,550    $6,780,551    $48,625,137
                                            ===========    ==========    ===========

                           COBBLESTONE HOLDINGS, INC.

  The following pro forma results for acquisitions consummated through September 30, 1997 assume the acquisitions occurred at the beginning of the fiscal year prior to the year in which the facility was acquired. The unaudited pro forma results have been prepared utilizing the historical financial statements of the Company and the acquired business.


                                         YEAR ENDED SEPTEMBER 30,
                                       -----------------------------
                                           1997            1996
                                       -------------   -------------
                                        (UNAUDITED)     (UNAUDITED)
Operating revenues  .................   $85,268,603     $78,874,940
Loss before extraordinary item  .....    (5,414,816)     (3,614,902)
Net loss  ...........................    (5,414,816)     (7,135,304)

  This pro forma information is not necessarily indicative of the actual results that would have been achieved had the acquisitions occurred at the beginning of the fiscal year prior to the year in which the facility was acquired, nor is it necessarily indicative of future results.

3. NOTES RECEIVABLE

  Notes receivable consists of promissory notes made by golf club members for the payment of initiation fees. The notes carry below market or no interest rates, amortize monthly or annually and generally have a term of three to five years. Management periodically analyzes the collectability of the notes receivable and reserves for the portion that is doubtful of being collected. The notes are secured by the underlying golf club membership and the Company has full recourse against the member. The Company's notes receivable balance was composed of the following:


                                            YEAR ENDED SEPTEMBER 30,
                                           ---------------------------
                                               1997           1996
                                           ------------   ------------
Gross receivables  ......................   $7,804,836    $ 8,282,575
Less allowance for uncollectable
 accounts................................     (781,823)    (1,404,933)
Less valuation allowance for imputed
 interest  ..............................     (949,526)    (1,257,910)
                                            ----------    -----------
                                             6,073,487      5,619,732
Current portion  ........................    2,108,796      1,729,875
                                            ----------    -----------
                                            $3,964,691    $ 3,889,857
                                            ==========    ===========

                           COBBLESTONE HOLDINGS, INC.

4. PROPERTY, EQUIPMENT AND LEASEHOLD INTERESTS

  Property, equipment and leasehold interests consist of the following:

                                                                                                    SEPTEMBER 30,
                                                                                            -----------------------------
                                                                                                1997            1996
                                                                                            -------------   -------------

Land  ..............................................................................        $ 17,291,637    $ 15,161,226
Land improvements  .................................................................          97,476,310      85,110,308
Buildings and improvements  ........................................................          35,546,584      31,968,131
Equipment, furniture and fixtures  .................................................          23,353,353      18,724,101
Leasehold interests  ...............................................................           3,230,266       3,230,266
Golf course facility construction in progress  .....................................           3,110,498         494,637
                                                                                            ------------    ------------
                                                                                             180,008,648     154,688,669
Less accumulated depreciation and amortization  ....................................         (23,780,141)    (15,147,666)
                                                                                            ------------    ------------
Property, equipment and leasehold interests, net  ..................................        $156,228,507    $139,541,003
                                                                                            ============    ============

  Land improvements include $27,134,837 and $24,095,050 at September 30, 1997 and 1996, respectively, of nondepreciable golf course improvements consisting of tees, fairways, roughs, trees, greens, bunkers and sandtraps.


5. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                                                                   SEPTEMBER 30,
                                                                                            ---------------------------
                                                                                                1997           1996
                                                                                            ------------   ------------
8% note payable, due monthly through 2007  ..............................................   $    265,699   $    282,594
Variable rate note payable, effective interest rate 10.509%, due monthly, secured by the assets of The Vineyard at
 Escondido  .............................................................................      5,675,100      5,780,976
10% imputed interest note payable January 2000  .........................................        198,164        179,380
11 1/2% Series B Senior Notes due 2003...................................................     70,000,000     70,000,000
13 1/2% Series B Senior Zero-Coupon Notes ($86,000,000 principal balance) due 2004  .....     34,740,302     30,325,046
Bank revolver  ..........................................................................     14,726,000             --
Capital lease obligations, due at various dates through 2002  ...........................      3,727,954      2,665,937
                                                                                            ------------   ------------
                                                                                             129,333,219    109,233,933
Less current portion  ...................................................................      1,171,123        738,981
                                                                                            ------------   ------------
                                                                                            $128,162,096   $108,494,952
                                                                                            ============   ============

                           COBBLESTONE HOLDINGS, INC.

  On June 4, 1996, the Company and CGGI completed two contemporaneous high yield bond offerings (the "Offerings") totaling approximately $100 million. CGGI offered $70 million aggregate principal amount 11 1/2% senior notes due 2003 (the "Senior Notes"). The Senior Notes are senior unsecured general obligations of CGGI and rank pari passu in right of payment to all other senior indebtedness of CGGI. The Company offered 86,000 Units (the "Unit Offering"), each consisting of $1,000 principal amount at maturity of 13 1/2% senior zero-coupon notes due 2004 and one share of common stock, par $.01 per share, of the Company. The Zero-Coupon Notes are senior unsecured general obligations of the Company and rank pari passu in right of payment to all other senior indebtedness of the Company. The net proceeds of the Unit Offering were $28.1 million and were contributed as equity to CGGI.

  Concurrent with the Offerings, the Company repaid a bank term loan and a bank revolving credit agreement of $77.4 million and $4.6 million, respectively, and repaid obligations under capital leases totaling $4.2 million. The Company also paid a promissory note related to the acquisition of two adjacent golf course facilities which had a balance of $2.8 million at June 4, 1996, which resulted in a gain on early retirement of debt of $0.4 million. This gain and a $3.9 million write-off of unamortized loan fees related to the bank term loan and bank revolving credit agreement have been recorded as extraordinary items in the consolidated statement of operations.

  In addition, on June 4, 1996, the Company and CGGI obtained a new $50 million bank facility (the "New Credit Facility"), consisting of a $45 million bank revolver for future acquisitions and capital projects and a six year $5 million working capital facility to fund short term operating needs. At September 30, 1997, availability under the acquisition revolver and working capital facility was $30,274,000 and $5,000,000, respectively. The New Credit Facility is secured by substantially all of CGGI's assets, including the capital stock of CGGI and its existing and future subsidiaries, and is guaranteed by the Company.

  The New Credit Facility provides that borrowings bear interest, which is payable quarterly, at the Eurodollar rate or a Floating Rate, as defined, plus a fluctuating percentage based upon certain financial ratios (7.962% at September 30, 1997) and requires a non-use fee on the unused portion equal to 1/2% per annum. The bank revolver provides that borrowings are payable based on certain specified percentages in quarterly installments commencing September, 1998 and ending March 2002. At the end of six years, the working capital facility expires and any outstanding unpaid principal is payable in full.

  The New Credit Facility requires mandatory reductions or prepayments of principal as a result of certain events, provides for voluntary prepayments and contains numerous covenants which, among other things, require the Company to maintain defined leverage and interest coverage ratios, and limits the incurrence of debt, capital expenditures and payment of dividends. At September 30, 1997, the Company was in compliance with such covenants.

  Maturities of long-term debt (exclusive of capital lease obligations) for each of the five years in the period ending September 30, 2002, are as follows: 1998-
- -$146,807; 1999--$2,381,023; 2000--$3,581,115; 2001--$2,556,426; 2002--
$7,219,428; thereafter--$161,032,000.

                           COBBLESTONE HOLDINGS, INC.

6.   REDEEMABLE PREFERRED STOCK

  The preferred stock has priority upon liquidation over the Company's common stock, and is also entitled to vote along with the common stock on the basis of one vote per share of preferred stock. Shares of the preferred stock are redeemable by the Company at any time, at the discretion of the Board of Directors, for the purchase price of approximately $8 per share. Upon the sale, consolidation or merger of the Company with or into another corporation, the sale of all or substantially all of the Company's assets, or the sale or exchange of stock representing at least 80% of the voting power of stock of the Company, the Company must redeem all remaining outstanding shares of preferred stock at the redemption price as defined above. During Fiscal 1995, the Company issued 1,055,957 shares of preferred stock for proceeds totalling $8,629,824. As of September 30, 1997, there have been no other issuances of preferred stock.


7. INCOME TAXES

  Income taxes are provided for in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under this method, the Company recognizes deferred tax assets and liabilities for the expected future tax effects of temporary differences between the carrying amounts and the tax bases of assets and liabilities, as well as operating loss carryforwards.

  Significant components of the Company's deferred tax assets and liabilities are shown below. A valuation allowance for $6,724,000, of which $2,742,000 is related to 1997, has been recognized to offset the deferred tax assets as realization of such assets is uncertain.


                                                  SEPTEMBER 30,
                                           ---------------------------
                                               1997           1996
                                           ------------   ------------
Deferred tax liabilities:
 Accounting basis in excess of tax
  basis of golf properties...............  $(4,184,000)   $(4,184,000)
 Depreciation  ..........................   (2,084,000)    (1,165,000)
                                           -----------    -----------
Total deferred tax liabilities  .........   (6,268,000)    (5,349,000)
Deferred tax assets:
 Net operating loss carryforwards  ......    6,149,000      2,826,000
 Reserve for notes receivable  ..........      711,000      1,093,000
 Deferred gain on sale and leaseback  ...      320,000        320,000
 Accrued liabilities  ...................      588,000        504,000
 Capital loss carryforward  .............      783,000             --
 Other, net..............................      257,000        404,000
                                           -----------    -----------
Total deferred tax assets  ..............    8,808,000      5,147,000
Valuation allowance for deferred tax
 assets  ................................   (6,724,000)    (3,982,000)
                                           -----------    -----------
Net deferred tax assets  ................    2,084,000      1,165,000
                                           -----------    -----------
Net deferred tax liabilities  ...........  $(4,184,000)   $(4,184,000)
                                           ===========    ===========

  At September 30, 1997, the Company has federal and state tax net operating loss carryforwards of approximately $17,069,000 and $4,356,000, respectively. The difference between the federal and state tax loss carryforwards is primarily attributable to the fifty-percent limitation on California loss carryforwards. The federal and state tax loss carryforwards will begin to expire in 2011 and 2001, respectively, unless previously utilized.

     Pursuant to Internal Revenue Code Sections 382 and 383, annual use of the Company's net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three year period.

                           COBBLESTONE HOLDINGS, INC.



Significant components of the provision for income taxes are as follows:

                                                                                                 SEPTEMBER 30,
                                                                              ---------------------------------------------------
                                                                                    1997                1996              1995
                                                                              ----------------   -------------------   ----------
     Current:
        Federal  ..............................................................        $    --        $(250,000)       $ 307,000
        State  ................................................................         49,000          152,000          208,000
                                                                                       -------        ---------        ---------
                                                                                        49,000          (98,000)         515,000
     Deferred:
        Federal  ..............................................................             --          307,000         (307,000)
        State  ................................................................             --               --               --
                                                                                       -------        ---------        ---------
                                                                                            --          307,000         (307,000)
                                                                                       -------        ---------        ---------
     Total provision  .........................................................        $49,000        $ 209,000        $ 208,000
                                                                                       =======        =========        =========


  The following is a reconciliation of the actual tax provision to the expected tax provision computed by applying the statutory federal income tax rate to income before income taxes:

                                                                                                 SEPTEMBER 30,
                                                                                   -----------------------------------------
                                                                                       1997           1996          1995
                                                                                   ------------   ------------   -----------
     Income tax provision at statutory rate  ..................................    $(1,770,091)   $(2,404,395)    $(174,234)
     State income tax provision  ..............................................         31,900         98,800       135,200
     Permanent differences  ...................................................         28,787         87,736       177,938
     Increase in valuation allowance and other  ...............................      1,758,404      2,426,859        69,096
                                                                                   -----------    -----------     ---------
     Total provision for income taxes  ........................................    $    49,000    $   209,000     $ 208,000
                                                                                   ===========    ===========     =========

8. COMMITMENTS

  In March 1995, the Company entered into a sale and leaseback transaction for one of its golf course facilities. The Company received proceeds of approximately $7.4 million and entered into a lease for fifteen years with two five year renewal options. Minimum rent was $64,523 per month at September 30, 1997, and is subject to annual increases based upon changes in the Consumer Price Index. The deferred gain on the sale and leaseback transaction of $499,000 is being amortized over the term of the lease.

  The Company also leases four other golf facilities. The leases expire in the years 1998 to 2029. The Company recorded an aggregate of approximately $1,700,000, $1,346,000 and $639,000 in rent expense related to leased golf course facilities for the years ended September 30, 1997, 1996 and 1995, respectively.

  The Company leases certain golf carts and maintenance equipment under capital leases with terms of two to five years. Included in equipment, furniture and fixtures in the accompanying consolidated balance sheets is equipment under capital leases totaling $5,141,790 and $3,269,314 at September 30, 1997 and 1996, respectively. Accumulated amortization of equipment under capital leases totaled $1,286,734 and $391,893 at September 30, 1997 and 1996, respectively.

                           COBBLESTONE HOLDINGS, INC.

  Future minimum lease payments at September 30, 1997 are as follows:


                                                              CAPITAL      OPERATING
     YEARS ENDING SEPTEMBER 30,                               LEASES        LEASES
     --------------------------                              -----------   -----------
     1998  ...........................................       $1,327,860   $ 2,442,366
     1999  ...........................................        1,256,951     2,415,366
     2000  ...........................................        1,105,210     2,415,366
     2001  ...........................................          651,345     2,380,336
     2002  ...........................................           61,291     2,310,276
     Thereafter  .....................................               --    20,587,320
                                                             ----------   -----------
        Total minimum lease payments  ................        4,402,657   $32,551,030
                                                                          ===========
     Amount representing interest  ...................          674,703
                                                             ----------
     Present value of net minimum lease payments......        3,727,954
     Current portion  ................................        1,024,316
                                                             ----------
                                                             $2,703,638
                                                             ==========

  In accordance with certain purchase agreements, the Company is required to maintain the respective golf courses in good condition and make various capital improvements. As of September 30, 1997, the Company had a commitment to build an additional nine holes at a facility with an estimated aggregate cost of approximately $3.6 million.


9. RELATED PARTY TRANSACTIONS

  In connection with the formation of the Company, an officer of the Company contributed his interests in the leases of two golf course facilities in exchange for 55,105 shares of preferred stock, $235,270 cash and a $250,000 note due in 1999. The officer also contributed his options to acquire certain other golf course facilities at no cost to the Company.

  An affiliate of the majority stockholder of Holdings provides investment banking and consulting services to the Company. The Company is obligated to pay a service fee to the affiliate semi-annually in advance in an amount equal to 1% per annum of the affiliate's debt and equity investment in the Company and to reimburse the reasonable fees and costs incurred by the affiliate in providing services to the Company. The Company paid $588,031, $436,741 and $1,076,416 in fees to the affiliate pursuant to these obligations during the years ended September 30, 1997, 1996 and 1995, respectively.


10. EMPLOYEE BENEFIT PLAN

  The Company has an employee savings plan (the "Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, which covers employees of the Company who have met certain eligibility requirements, participating employees may defer up to 17% of their pretax earnings, up to $9,500. The Company matches up to 20% of the employee's contributions, up to a maximum of 4% of the employee's earnings. The Company's matching contribution to the Plan, which vests equally over three years, amounted to approximately $49,000, $35,000 and $8,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

11. STOCK OPTION PLAN

  The Company has a stock option plan whereby options to purchase 250,000 of the Company's common stock may be granted. Options granted have a 5 year term and generally vest over 2 to 5 years from the date of grant.

  Pro forma information regarding net loss is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using the Minimum Value Method option pricing model with the following weighted-average assumptions for 1997 and 1996: risk-free interest rate of 6.1%; dividend yield of 0%; and weighted-average life of the options of 3.3 years.

  The Minimum Value Method option valuation model was developed for use in estimating the fair value of nonpublic entities. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in managements' opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma net loss for the years ended September 30, 1997 and 1996 are $5,208,089 and $6,969,125, respectively.

  A summary of the Company's stock option activity and related information follows:

                                                    Year Ended September 30,
                                           -------------------------------------------
                                                   1997                   1996
                                           --------------------   --------------------
                                                      Weighted-              Weighted-
                                                       Average                Average
                                                      Exercise               Exercise
                                           Options      Price     Options      Price
                                           --------   ---------   --------   ---------
Outstanding - beginning of year  .......    57,261       $15.27        --       $15.27
Granted  ...............................    66,239       $16.23    58,352       $15.27
Forfeited  .............................    (5,817)      $15.27    (1,091)      $15.27
                                           -------                 ------
Outstanding - end of year  .............   117,683       $15.81    57,261       $15.27
                                           =======                 ======
Weighted-average fair value of options
 granted during the year  ..............                 $ 0.81                 $ 1.67


  Exercise prices for options outstanding as of September 30, 1997 ranged from $15.27 to $17.10. The weighted-average remaining contractual life of those options is approximately 4 years. No options were exercisable at September 30, 1997 and 1996. At September 30, 1997, options for 125,409 shares were available for future grant and have been reserved for issuance under the Company's stock option plan.


12. SUBSEQUENT EVENT

     In November, 1997, the Company purchased an 18-hole semi-private country club located near Orlando, Florida for a total cash purchase price of approximately $5.9 million.

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                  COBBLESTONE HOLDINGS, INC. (PARENT COMPANY)

                            CONDENSED BALANCE SHEETS





                                                                                            September 30,
                                                                                     ----------------------------
                                                                                         1997            1996
                                                                                     -------------   ------------
ASSETS
Debt issuance costs, net of accumulated amortization of $223,783 and
  $52,769 at September 30, 1997 and 1996, respectively .....................         $  1,938,239    $ 2,109,253
Investment in and net amounts due from wholly owned subsidiary..............           65,437,130     65,957,264
                                                                                     ------------    -----------
                                                                                     $ 67,375,369    $68,066,517
                                                                                     ============    ===========
LIABILITIES AND NET CAPITAL DEFICIENCY
Long-term debt..............................................................         $ 34,740,302    $30,325,046
Redeemable preferred stock..................................................           42,241,169     42,241,169
Net capital deficiency:
   Common stock.............................................................               17,224         17,224
   Paid-in capital..........................................................            5,388,983      5,388,983
   Accumulated deficit......................................................          (15,012,309)    (9,905,905)
                                                                                     ------------    -----------
Net capital deficiency......................................................           (9,606,102)    (4,499,698)
                                                                                     ------------    -----------
                                                                                     $ 67,375,369    $68,066,517
                                                                                     ============    ===========

                           See accompanying notes.

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                  COBBLESTONE HOLDINGS, INC. (PARENT COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS


                                                                           Year Ended September 30,
                                                                   ----------------------------------------
                                                                       1997           1996          1995
                                                                   ------------   ------------   ----------
Interest expense ................................................  $(4,586,270)   $(1,415,165)   $      --
Equity in net loss of wholly owned subsidiary ...................     (520,134)    (5,526,037)    (705,812)
                                                                   -----------    -----------    ---------
Net loss ........................................................  $(5,106,404)   $(6,941,202)   $(705,812)
                                                                   ===========    ===========    =========




                            See accompanying notes.

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                  COBBLESTONE HOLDINGS, INC. (PARENT COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                  Year Ended September 30,
                                                                        ---------------------------------------------
                                                                            1997            1996            1995
                                                                        -------------   -------------   -------------
OPERATING ACTIVITIES
Net loss  .........................................................      $(5,106,404)   $ (6,941,202)   $   (705,812)
Deferred interest and amortization  ...............................        4,586,270       1,415,165              --
Equity in net loss of wholly owned subsidiary  ....................          520,134       5,526,037         705,812
                                                                         -----------    ------------    ------------
Net cash provided by operating activities  ........................               --              --              --

INVESTING ACTIVITIES
Contribution to wholly owned subsidiary............................               --     (28,113,426)    (12,614,143)

FINANCING ACTIVITIES
Proceeds from long-term debt  .....................................               --      28,962,650              --
Debt issuance costs  ..............................................               --      (2,162,022)             --
Proceeds from issuance of redeemable preferred stock  .............               --              --       8,629,824
Proceeds from issuance of common stock  ...........................               --       1,312,798       3,984,319
                                                                         -----------    ------------    ------------
Net cash provided by financing activities  ........................               --      28,113,426      12,614,143
                                                                         -----------    ------------    ------------
Net change in cash  ...............................................      $        --    $         --    $         --
                                                                         ===========    ============    ============



                            See accompanying notes.

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                  COBBLESTONE HOLDINGS, INC. (PARENT COMPANY)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                               September 30, 1997

1. BASIS OF PRESENTATION

  Cobblestone Holdings, Inc. (the "Company"), a Delaware corporation, was incorporated on January 18, 1994 by shareholders of Cobblestone Golf Group, Inc. ("CGGI"). On January 31, 1994, the Company issued shares of its common and preferred stock in exchange for all of the shares of CGGI. The transaction has been accounted for at historical cost in a manner similar to a pooling of interests and, accordingly, had no effect on the accompanying consolidated financial statements.

  The Company, through its wholly-owned subsidiary CGGI, owns and operates golf courses in the United States, with a current portfolio of 24 golf properties including private country clubs, semi-private clubs and public (or daily fee) courses. The Company's courses are concentrated in clusters near metropolitan areas in the Sunbelt states (including Arizona, California and Texas) which have large golfing populations and attractive climates.

  The Company's business consists primarily of operating golf courses and related facilities, with revenue generated from membership fees and dues at private country clubs, greens fees, food and beverage services, golf cart rentals, retail merchandise sales, driving range fees and lodging fees. The Company owns 18 courses, leases four courses (subject to long-term leases in excess of 20 years, including extension options), leases one driving range and pro shop facility and manages one additional course. The Company's portfolio includes ten private country clubs, nine public facilities and five semi-private facilities.


2. GUARANTEE

  The wholly owned subsidiary of the Company, CGGI, has a credit facility with a bank and has borrowings of $14,726,000 under the facility outstanding at September 30, 1997. Under the terms of the credit facility agreement, the Company has guaranteed the payment of all principal and interest.

                           COBBLESTONE HOLDINGS, INC.

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS


                                            BALANCE AT    CHARGES TO   CHARGES TO                               BALANCE AT
                                           BEGINNING OF   COSTS AND      OTHER                                    END OF
                                               YEAR        EXPENSES     ACCOUNTS    ACQUISITIONS   DEDUCTIONS      YEAR
                                           ------------   ----------   ----------   ------------   ----------   ----------

YEAR ENDED SEPTEMBER 30, 1995
Deducted from asset accounts:
  Allowance for doubtful
    accounts receivable.................     $   67,000     $ 58,550   $       --        $    --     $ 49,550   $   76,000

  Allowance for uncollectable
    notes receivable  ..................             --           --    2,117,000             --           --    2,117,000
  Valuation allowance for
    imputed interest  ..................             --           --    1,242,867             --           --    1,242,867
                                             ----------     --------   ----------   ------------     --------   ----------
Total...................................     $   67,000     $ 58,550   $3,359,867        $    --     $ 49,550   $3,435,867
                                             ==========     ========   ==========   ============     ========   ==========

YEAR ENDED SEPTEMBER 30, 1996
Deducted from asset accounts:
  Allowance for doubtful
    accounts receivable  ...............     $   76,000     $151,000   $       --        $38,000     $ 90,000   $  175,000
  Allowance for uncollectable
    notes receivable  ..................      2,117,000           --           --             --      712,067    1,404,933
  Valuation allowance for
    imputed interest  ..................      1,242,867           --       15,043             --           --    1,257,910
                                             ----------     --------   ----------   ------------     --------   ----------
Total  .................................     $3,435,867     $151,000   $   15,043        $38,000     $802,067   $2,837,843
                                             ==========     ========   ==========   ============     ========   ==========

YEAR ENDED SEPTEMBER 30, 1997
Deducted from asset accounts:
  Allowance for doubtful
    accounts receivable  ...............     $  175,000     $312,000   $       --        $41,000     $195,000   $  333,000
  Allowance for uncollectable
    notes receivable  ..................      1,404,933           --           --             --      623,110      781,823
  Valuation allowance for
    imputed interest  ..................      1,257,910           --      308,384             --           --      949,526
                                             ----------     --------   ----------   ------------     --------   ----------
Total  .................................     $2,837,843     $312,000   $  308,384        $41,000     $818,110   $2,064,349
                                             ==========     ========   ==========   ============     ========   ==========